Exhibit 99.1

CareTrust REIT Announces Third Quarter 2018 Operating Results; Updates 2018 Guidance

Conference Call Scheduled for Tuesday, November 6, 2018 at 2:00 pm ET
SAN CLEMENTE, Calif., November 5, 2018 (GLOBE NEWSWIRE) -- CareTrust REIT, Inc. (Nasdaq:CTRE) today reported operating results for the quarter ended September 30, 2018, as well as other recent events.
For the quarter, CareTrust REIT reported:

•	Net income of $14.5 million, an increase of 28% over the prior year quarter, and net income per diluted weighted-average common share of $0.18, up approximately 20% over the same period;

•	Normalized FFO of $25.8 million, an increase of 23%, and normalized FFO per diluted weighted-average common share of $0.32, an increase of 14% over Q3 2017;

•	Normalized FAD of $26.6 million, an increase of 20%, and normalized FAD per diluted weighted-average common share of $0.33, an increase of 14% over Q3 2017;

•	A net debt-to-normalized EBITDA ratio of 3.5x and a debt-to-enterprise value of 25%, each as of quarter-end.

Continuing Progress
Commenting on the company’s progress in the quarter, Greg Stapley, CareTrust REIT’s Chairman and Chief Executive Officer, said, “In contrast to the first half of 2018, the third quarter brought a return to the steady deal flow to which we’re accustomed.” He reported that, in the quarter and since, the company acquired $41 million in new assets, added two new operators to its expanding tenant pool and match-funded its recent and anticipated near-term growth in part with $84 million in proceeds from its at-the-market equity program. “More importantly, we are staying close to our tenants, and are happy to report solid performance across their operations,” he added.
Mr. Stapley also discussed the company’s prospects looking forward. “Our leverage is at an all-time low, earnings are at an all-time high, and our pipeline is in the best shape we’ve seen in over a year,” he said. He added that CareTrust’s skilled nursing operators appear poised to benefit from the 2019 implementation of the new Patient-Driven Payment Model and other industry tailwinds. “With these changes underway, we and our operators are not only doing well this year, we are especially well-positioned for an outstanding 2019,” he concluded.
Financial Results for Quarter Ended September 30, 2018
Chief Financial Officer Bill Wagner reported that, for the third quarter, CareTrust REIT generated net income of $14.5 million, or $0.18 per diluted weighted-average common share, normalized FFO of $25.8 million, or $0.32 per diluted weighted-average common share, and normalized FAD of $26.6 million, or $0.33 per diluted weighted-average common share. “We are pleased to be delivering a quarter-over-quarter increase in normalized FFO per share of 14%,” said Mr. Wagner.
Liquidity
Discussing the company’s balance sheet, Mr. Wagner reported that CareTrust’s net debt-to-normalized EBITDA ratio was 3.5x and its debt-to-enterprise value was 25%, each at quarter-end, which is actually under management’s target leverage range. He said that the company used a combination of retained FFO and proceeds of equity sales under its at-the-market program to reduce the outstanding balance under CareTrust’s $400 million revolving credit line to approximately $95 million as of today. He also noted that CareTrust REIT continues to have no property-level debt and, taking into account existing extension rights, no debt maturing before 2020.
Mr. Wagner also reported that CareTrust issued approximately 4.8 million shares of common stock through the at-the-market program during the quarter at an average price of $17.62 per share, for $84 million in gross proceeds. “Our ATM program remains a significant instrument in the company’s capital-raising repertoire, as it significantly enhances our ability to match-fund the smaller acquisitions that have been our bread and butter,” he said. He added that the program has approximately $104 million in authorization remaining at present. He also noted that the revolving credit facility includes an additional $250 million “accordion” feature that can be exercised by the company if additional liquidity is needed.

2018 Guidance Updated
Mr. Wagner updated CareTrust REIT's 2018 earnings guidance, projecting on a per-diluted weighted-average common share basis, net income of approximately $0.72 to $0.73, normalized FFO of approximately $1.27 to $1.28, and normalized FAD of approximately $1.32 to $1.33. He noted that the 2018 guidance is based on a diluted weighted-average common share count of 79.4 million shares and assumes no new acquisitions beyond those made to date, no new debt incurrences or new equity issuances, and 2.0% CPI-based rent escalators under CareTrust REIT's long-term net leases.

Dividend Declared

During the quarter, CareTrust REIT declared a quarterly dividend of $0.205 per common share. “On an annualized basis, our quarterly dividend represents a payout ratio of approximately 64% based on the third quarter 2018 normalized FFO, and 62% on normalized FAD,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while simultaneously providing additional growth capital for reinvestment and a solid overall return to our shareholders,” he added.

Acquisitions in the Quarter and Since
During the third quarter CareTrust acquired Prairie Heights Healthcare Center, a 99-bed skilled nursing facility in Aberdeen, South Dakota, in the first leg of a two-property transaction. It completed the second leg, acquiring The Meadows on University, a 110-bed skilled nursing facility in Fargo, North Dakota, subsequent to quarter end. Both facilities were formerly operated by affiliates of HCR ManorCare, and the staggered closing was necessitated by the differing timelines for obtaining regulatory approvals in the two states. The total investment was approximately $14.4 million, inclusive of transaction costs, CareTrust added the properties to its existing master lease with Salt Lake City-based Eduro Healthcare, LLC, producing an annual cash rent increase of approximately $1.294 million. CareTrust funded the acquisition using cash on hand.

Also in the quarter, CareTrust acquired The Villas at Saratoga, a 112-bed/unit skilled nursing and assisted living campus in Saratoga, Springs, California. The property was formerly owned and operated by a religious non-profit, requiring an extra layer of government approval for the transfer of operations to a for-profit operator. The total initial investment was approximately $18.9 million, inclusive of transaction costs. The facility was leased to affiliates of Kalesta Healthcare LLC, a San Jose-area-based skilled nursing and seniors housing operator, at a cash rent for the first two years of $3.4 million, with annual CPI-based escalations thereafter. Additionally, CareTrust has committed to fund approximately $1.4 million in revenue-producing capital expenditures over the first 24 months of the 15-year master lease term. The acquisition was funded using cash on hand.

Also subsequent to quarter end, CareTrust acquired Madison Park Healthcare, a 55-bed/unit skilled nursing and assisted living campus in Huntington, West Virginia, in a sale-leaseback transaction. The transaction allowed the operator, Tennessee-based Providence Health Group, Inc., to recapitalize the facility and acquire the portion of the operation it did not own. The total investment was approximately $7.2 million, inclusive of transaction costs, and the new master lease carries an annual cash rent of approximately $676,000. CareTrust funded the acquisition using cash on hand and $5.0 million in borrowings under our revolving credit facility.

Conference Call

A conference call will be held on Tuesday, November 6, 2018, at 2:00 p.m. Eastern Time (11:00 a.m. Pacific Time), during which CareTrust REIT’s management will discuss third quarter 2018 results, recent developments and other matters. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 5468787. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrust REITTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 192 net-leased healthcare properties and three operated seniors housing properties in 27 states, CareTrust REIT is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off from The Ensign Group, Inc. (“Ensign”); (ii) the ability and willingness of Company tenants to meet and/or perform their obligations under the triple-net leases the Company has entered into with them and the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with the Company in connection with such spin-off, including its triple-net long-term leases with the Company, and any of its obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of the Company’s tenants to comply with laws, rules and regulations in the operation of the properties the Company leases to them; (iv) the ability and willingness of the Company’s tenants, including Ensign, to renew their leases with the Company upon expiration and the ability to reposition Company properties on the same or better terms in the event of nonrenewal or in the event the Company replaces an existing tenant, and obligations, including indemnification obligations, that the Company may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify suitable acquisition opportunities and the ability to acquire and lease the respective properties on favorable terms; (vi) the ability to generate sufficient cash flows to service the Company’s outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain key management personnel; (x) the ability to maintain the Company’s status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) any additional factors identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including those in the Company‘s Annual Report on Form 10-K for the year ended December 31, 2017 under the heading entitled “Risk Factors,” as such risk factors may be amended, supplemented or superseded from time to time by other reports the Company files with the SEC.
Information in this press release or the related conference call is provided as of September 30, 2018, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(unaudited)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Rental income	$35,332	$29,404	$103,856	$85,254
Tenant reimbursements	2,990	2,543	8,974	7,253
Independent living facilities	871	825	2,515	2,407
Interest and other income	317	176	1,235	1,471
Total revenues	39,510	32,948	116,580	96,385
Expenses:
Depreciation and amortization	11,351	9,745	34,227	28,156
Interest expense	6,805	5,592	21,182	17,690
Loss on the extinguishment of debt	—	—	—	11,883
Property taxes	2,990	2,543	8,974	7,253
Independent living facilities	766	698	2,226	2,003
Impairment of real estate investment	—	—	—	890
General and administrative	3,088	3,059	9,638	8,426
Total expenses	25,000	21,637	76,247	76,301
Other income:
Gain on sale of real estate	—	—	2,051	—
Gain on disposition of other real estate investment	—	—	—	3,538
Net income	$14,510	$11,311	$42,384	$23,622

Earnings per common share:
Basic	$0.18	$0.15	$0.54	$0.33
Diluted	$0.18	$0.15	$0.54	$0.33

Weighted average shares outstanding:
Basic	81,490	75,471	77,811	71,693
Diluted	81,490	75,471	77,811	71,693

Dividends declared per common share	$0.205	$0.185	$0.615	$0.555

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income	$14,510	$11,311	$42,384	$23,622
Depreciation and amortization	11,351	9,745	34,227	28,156
Interest expense	6,805	5,592	21,182	17,690
Amortization of stock-based compensation	988	656	2,816	1,792
EBITDA	33,654	27,304	100,609	71,260
Loss on the extinguishment of debt	—	—	—	11,883
Deferred preferred return	—	—	—	(544)
Impairment of real estate investment	—	—	—	890
Gain on sale of real estate	—	—	(2,051)	—
Gain on disposition of other real estate investment	—	—	—	(3,538)
Normalized EBITDA	$33,654	$27,304	$98,558	$79,951

Net income	$14,510	$11,311	$42,384	$23,622
Real estate related depreciation and amortization	11,330	9,717	34,144	28,076
Impairment of real estate investment	—	—	—	890
Gain on sale of real estate	—	—	(2,051)	—
Gain on disposition of other real estate investment	—	—	—	(3,538)
Funds from Operations (FFO)	25,840	21,028	74,477	49,050
Deferred preferred return	—	—	—	(544)
Effect of the senior unsecured notes payable redemption	—	—	—	12,475
Normalized FFO	$25,840	$21,028	$74,477	$60,981

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net income	$14,510	$11,311	$42,384	$23,622
Real estate related depreciation and amortization	11,330	9,717	34,144	28,076
Amortization of deferred financing fees	484	484	1,452	1,574
Amortization of stock-based compensation	988	656	2,816	1,792
Straight-line rental income	(698)	(2)	(1,631)	(117)
Impairment of real estate investment	—	—	—	890
Gain on sale of real estate	—	—	(2,051)	—
Gain on disposition of other real estate investment	—	—	—	(3,538)
Funds Available for Distribution (FAD)	26,614	22,166	77,114	52,299
Deferred preferred return	—	—	—	(544)
Effect of the senior unsecured notes payable redemption	—	—	—	12,475
Normalized FAD	$26,614	$22,166	$77,114	$64,230

FFO per share	$0.32	$0.28	$0.96	$0.68
Normalized FFO per share	$0.32	$0.28	$0.96	$0.85

FAD per share	$0.33	$0.29	$0.99	$0.73
Normalized FAD per share	$0.33	$0.29	$0.99	$0.89

Diluted weighted average shares outstanding [1]	81,687	75,659	77,985	71,896

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018
Revenues:
Rental income	$29,404	$32,379	$33,816	$34,708	$35,332
Tenant reimbursements	2,543	3,001	2,968	3,016	2,990
Independent living facilities	825	821	799	845	871
Interest and other income	176	396	518	400	317
Total revenues	32,948	36,597	38,101	38,969	39,510
Expenses:
Depreciation and amortization	9,745	11,003	11,577	11,299	11,351
Interest expense	5,592	6,506	7,092	7,285	6,805
Property taxes	2,543	3,001	2,968	3,016	2,990
Independent living facilities	698	730	716	744	766
Reserve for advances and deferred rent	—	10,414	—	—	—
General and administrative	3,059	2,691	3,192	3,358	3,088
Total expenses	21,637	34,345	25,545	25,702	25,000
Other income:
Gain on sale of real estate	—	—	2,051	—	—
Net income	$11,311	$2,252	$14,607	$13,267	$14,510

Diluted earnings per share	$0.15	$0.03	$0.19	$0.17	$0.18

Diluted weighted average shares outstanding	75,471	75,476	75,504	76,374	81,490

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018

Net income	$11,311	$2,252	$14,607	$13,267	$14,510
Depreciation and amortization	9,745	11,003	11,577	11,299	11,351
Interest expense	5,592	6,506	7,092	7,285	6,805
Amortization of stock-based compensation	656	624	904	924	988
EBITDA	27,304	20,385	34,180	32,775	33,654
Reserve for advances and deferred rent	—	10,414	—	—	—
Gain on sale of real estate	—	—	(2,051)	—	—
Normalized EBITDA	$27,304	$30,799	$32,129	$32,775	$33,654

Net income	$11,311	$2,252	$14,607	$13,267	$14,510
Real estate related depreciation and amortization	9,717	10,973	11,549	11,265	11,330
Gain on sale of real estate	—	—	(2,051)	—	—
Funds from Operations (FFO)	21,028	13,225	24,105	24,532	25,840
Reserve for advances and deferred rent	—	10,414	—	—	—
Normalized FFO	$21,028	$23,639	$24,105	$24,532	$25,840

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018

Net income	$11,311	$2,252	$14,607	$13,267	$14,510
Real estate related depreciation and amortization	9,717	10,973	11,549	11,265	11,330
Amortization of deferred financing fees	484	485	484	484	484
Amortization of stock-based compensation	656	624	904	924	988
Straight-line rental income	(2)	(227)	(591)	(342)	(698)
Gain on sale of real estate	—	—	(2,051)	—	—
Funds Available for Distribution (FAD)	22,166	14,107	24,902	25,598	26,614
Reserve for advances and deferred rent	—	10,414	—	—	—
Normalized FAD	$22,166	$24,521	$24,902	$25,598	$26,614

FFO per share	$0.28	$0.17	$0.32	$0.32	$0.32
Normalized FFO per share	$0.28	$0.31	$0.32	$0.32	$0.32

FAD per share	$0.29	$0.19	$0.33	$0.33	$0.33
Normalized FAD per share	$0.29	$0.32	$0.33	$0.33	$0.33

Diluted weighted average shares outstanding [1]	75,659	75,692	75,657	76,545	81,687

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)
	September 30, 2018	December 31, 2017
Assets:
Real estate investments, net	$1,189,449	$1,152,261
Other real estate investments, net	18,083	17,949
Cash and cash equivalents	15,745	6,909
Accounts and other receivables, net	12,384	5,254
Prepaid expenses and other assets	3,792	895
Deferred financing costs, net	904	1,718
Total assets	$1,240,357	$1,184,986

Liabilities and Equity:
Senior unsecured notes payable, net	$294,963	$294,395
Senior unsecured term loan, net	99,588	99,517
Unsecured revolving credit facility	90,000	165,000
Accounts payable and accrued liabilities	18,510	17,413
Dividends payable	17,246	14,044
Total liabilities	520,307	590,369

Equity:
Common stock	834	755
Additional paid-in capital	915,235	783,237
Cumulative distributions in excess of earnings	(196,019)	(189,375)
Total equity	720,050	594,617
Total liabilities and equity	$1,240,357	$1,184,986

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	For the Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$42,384	$23,622
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including a below-market ground lease)	34,240	28,168
Amortization of deferred financing costs	1,453	1,615
Loss on the extinguishment of debt	—	11,883
Amortization of stock-based compensation	2,816	1,792
Straight-line rental income	(1,631)	(117)
Noncash interest income	(228)	(496)
Gain on sale of real estate	(2,051)	—
Interest income distribution from other real estate investment	—	1,500
Impairment of real estate investment	—	890
Change in operating assets and liabilities:
Accounts and other receivables, net	(5,499)	(6,948)
Prepaid expenses and other assets	(159)	(182)
Accounts payable and accrued liabilities	1,065	5,206
Net cash provided by operating activities	72,390	66,933
Cash flows from investing activities:
Acquisitions of real estate	(75,621)	(222,463)
Improvements to real estate	(5,401)	(621)
Purchases of equipment, furniture and fixtures	(1,262)	(359)
Investment in real estate mortgage and other loans receivable	(2,598)	—
Principal payments received on real estate mortgage and other loans receivable	893	—
Sale of other real estate investment	—	7,500
Escrow deposits for acquisitions of real estate	(1,000)	(1,000)
Net proceeds from the sale of real estate	13,004	—
Net cash used in investing activities	(71,985)	(216,943)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	130,546	170,414
Proceeds from the issuance of senior unsecured notes payable	—	300,000
Borrowings under unsecured revolving credit facility	60,000	158,000
Payments on senior unsecured notes payable	—	(267,639)
Payments on unsecured revolving credit facility	(135,000)	(158,000)
Payments of deferred financing costs	—	(6,047)
Net-settle adjustment on restricted stock	(1,288)	(866)
Dividends paid on common stock	(45,827)	(38,544)
Net cash provided by financing activities	8,431	157,318
Net increase in cash and cash equivalents	8,836	7,308
Cash and cash equivalents, beginning of period	6,909	7,500
Cash and cash equivalents, end of period	$15,745	$14,808

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(unaudited)

					September 30, 2018
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	5.250%		2025		$300,000	61.2%	$(5,037)		$294,963

Floating Rate Debt

Senior unsecured term loan	4.192%	[1]	2023		100,000	20.4%	(412)		99,588

Unsecured revolving credit facility	3.992%	[2]	2020	[3]	90,000	18.4%	—	[4]	90,000
	4.097%				190,000	38.8%	(412)		189,588

Total Debt	4.803%				$490,000	100.0%	$(5,449)		$484,551

[1] Funds can be borrowed at applicable LIBOR plus 1.95% to 2.60% or at the Base Rate (as defined) plus 0.95% to 1.6%.
[2] Funds can be borrowed at applicable LIBOR plus 1.75% to 2.40% or the Base Rate (as defined) plus 0.75% to 1.4%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(shares in thousands)
(unaudited)

2018 Guidance

	Low	High
Net income	$0.72	$0.73
Real estate related depreciation and amortization	0.58	0.58
Gain on sale of real estate	(0.03)	(0.03)
Funds from Operations (FFO)	1.27	1.28
Normalized FFO	$1.27	$1.28

Net income	$0.72	$0.73
Real estate related depreciation and amortization	0.58	0.58
Amortization of deferred financing fees	0.03	0.03
Amortization of stock-based compensation	0.05	0.05
Straight-line rental income	(0.03)	(0.03)
Gain on sale of real estate	(0.03)	(0.03)
Funds Available for Distribution (FAD)	1.32	1.33
Normalized FAD	$1.32	$1.33
Weighted average shares outstanding:
Diluted	79,391	79,391

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as real estate impairment charges, certain deferred preferred return, losses on the extinguishment of debt, reserve for advances and deferred rent and gains or losses from dispositions of real estate or other real estate investments. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate or other real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.
FAD is defined as FFO excluding non-cash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as losses on the extinguishment of debt, certain deferred preferred returns, the effect of the senior unsecured notes payable redemption and other unanticipated charges. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding non-cash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.